CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into this 4th day of November, 2013, by and between TechiT Marketing Group, Inc., (hereinafter referred to as “TECHIT”) and Mirror Me, Inc., (hereinafter referred to as the “Company”) (together the “Parties”).

WHEREAS, the Company wishes to engage TECHIT for the purpose of designing and developing the Company’s website (the “Website”), subject to the terms and conditions hereinafter set forth; and

WHEREAS, TECHIT wishes to design and develop the Company’s Website and agrees to do so under the terms and conditions of this Agreement; and

WHEREAS, the Company wishes to engage TECHIT for the purpose of designing and developing the Company’s mobile application (the “Application”) on the terms and conditions set forth below; and

WHEREAS, TECHIT wishes to develop the Company’s Application and agrees to do so under the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the above recitals and mutual promises and benefits contained herein, the Parties hereby agree as follows:

1.           Term of Agreement

The term of this Agreement shall commence as of the date of this Agreement and shall continue for 24 months, unless canceled with or without cause by either party on thirty (30) business days prior written notice.

2.           Scope of Work

A.
WEBSITE. TECHIT will provide website consulting, design and management, to the Company by assisting in the management of corporate technology. TECHIT will provide such services utilizing qualified personnel that may include, but not be limited to TECHIT, and/ or contracted third-party providers.

Such activities will include:

(i)	Advise as to efficient design and function of Company’s Website;
(ii)	Assist the Company in communicating with the Company’s subscribers;
(iii)	Assist in the Company’s development and management of the Company’s primary social networking Website.

B.	APPLICATION. TECHIT agrees to do each of the following:

(i)	Create the Application of the Company, and extend its best efforts to ensure that the design and functionality of the Application meets the Company’s specifications.

(ii)
On completion of the Application, assist the Company in installation of the Application to its final location, which assistance will include helping the Company with its upload of the finished files to the Company’s selected Web-hosting company and submitting for approval on the Apple Store.

(iii)	Provide all files and code to the Company.

(iv)	Provide services and an Application that are satisfactory and acceptable to the Company and substantially free of defects.

(v)	Communicate with the Company regarding progress it has made each week.

(vi)	Provide continued support for the Application for 90 days after the iphone application is successfully approved on the Apple Store.

3.           Compensation

For work performed by TECHIT as described under Section 2 above, the Company shall pay an initial payment of $2,500 and shall pay on an hourly basis as new services are performed and fees are earned. TECHIT agrees to bill on a monthly basis for services performed in the preceding month. TECHIT shall provide monthly statements that identify the services performed, the fees charged for those services, and any costs incurred.

4.           Proprietary Work Product and Confidential Company Information

The Company acknowledges and agrees that any work product produced by TECHIT is for the sole use of the Company and is not intended for distribution to, or to be relied upon by, any third parties. The foregoing shall not limit or restrict or affect any disclosures that the Company determines are appropriate to be made under applicable securities laws or rules or regulations of any securities exchange and shall not limit or restrict or affect any obligation that any persons performing services hereunder may have to the Company and shall in no way restrict the ability of the Company to share any such work product with its accountants, auditors, advisors, attorneys, officers, directors, board or board committees or others who the Company determines have a reason to know such information in connection with their dealings with the Company.

In addition, TECHIT acknowledges and agrees that as a result of the services to be provided hereunder, the persons performing such services may acquire knowledge and information of a secret and confidential nature. TECHIT further acknowledges and agrees that this information constitutes valuable property of the Company generally not being disseminated or made known to persons or organizations outside the Company at all, or if made known, being done so only under specific and restrictive conditions such as to ensure that it does not become readily available to the public, and also that confidential information of others may be received by the Company with restrictions on its use and disclosure. Accordingly, TECHIT agrees that:

(i)
TECHIT and any person performing any services on its behalf hereunder shall not, during the term of this Agreement or at any time thereafter, disclose to anyone outside the Company or use in other than the Company’s business any secret or confidential information of the Company or its subsidiaries or affiliates, except as authorized by the Company. The Company information that is not readily available to the public shall be considered secret and confidential for the purpose of this Agreement and shall include, but not be limited to, information relating to the Company, its subsidiaries and affiliates, customers, processes, products, apparatus, data, compounds, business studies, business and contracting plans, business procedures and finances;

(ii)
TECHIT and any person performing any services on its behalf hereunder shall not, during the term of this Agreement or at any time thereafter, disclose to any other person or use secret or confidential information of others that, to its knowledge, has been disclosed to the Company with restriction on the use or disclosure thereof, in violation of those restrictions;

(iii)
TECHIT and any person performing any services on its behalf hereunder shall not, during the term of this Agreement or at any time thereafter, disclose to the Company or induce the Company to use, without prior permission of the owner, any secret or confidential information or material of others of which they are or may become possessed; and

(iv)
Notwithstanding the foregoing, TECHIT and any person performing services on its behalf hereunder shall not be liable for the disclosure of information that may otherwise be deemed confidential hereunder:

a)	if the information is in, or becomes part of, the public domain, other than by disclosure of the information by TECHIT; or

b)	if the information is furnished to a third party by the Company without restriction on the third party’s right to disseminate the information; or

c)	if TECHIT can document that the information is already of record in its files at the time of disclosure, or is disclosed to TECHIT by a third party as a matter of right; or

d)	if the information is disclosed with the Company’s written approval; or

e)
if the information is compelled to be revealed via subpoena, civil investigative demand or other judicial or administrative process, provided that in such event TECHIT shall provide the Company (unless prohibited from so doing) with as much advance notice as is practicable so that the Company may seek an appropriate protective order, and shall limit disclosure strictly to those items of information as to which disclosure is required.

5. Client Cooperation; Reliance on Client’s Information

The Company acknowledges and agrees that the ability of TECHIT to perform its services under this Agreement requires the full cooperation and assistance of the Company and its personnel. The Company agrees to perform all tasks assigned to the Company as set forth in this Agreement or a Change Order, and to provide all assistance and cooperation to TECHIT in order to complete timely and efficiently the Website and Application.  The Company agrees to provide initial information, and supply all content for the Application. TECHIT shall not be deemed in breach of this Agreement, the Services, a Change Order, or any milestone in the event TECHIT’s failure to meet its responsibilities and time schedules is caused by the Company’s failure to meet (or delay in) its responsibilities and time schedules.  In the event of any such failure or delay by the Company, all of TECHIT’s time frames, milestones, and/or deadlines shall be extended as necessary.  The Company shall be responsible for making, at its own expense, any changes or additions to the Company’s current systems, software, and hardware that may be required to support operation of the Website.  Unless otherwise contracted with TECHIT or reflected in a Change Order, the Company shall be responsible for initially populating and then maintaining any databases on the Website as well as providing all content for the Website. With the execution of a Change Order specifically asking TECHIT to assesses the Company’s systems, software and hardware from time to time, TECHIT may agree to perform this function at normal TECHIT rates.

6.	Conflicts of Interest

Nothing contained in this Agreement or otherwise, shall diminish or impair the right of TECHIT to accept engagements, directly or indirectly, to the Company’s financial or other professionals provided such engagements do not involve the relationship of financial or other professionals to the Company. The confidentiality provisions of this agreement shall not be superseded or limited as a result of this paragraph and no obligations of TECHIT hereunder (or its personnel performing services hereunder) shall be limited as a result of this paragraph.

7.	Limitation of TECHIT Liability

To the extent permitted by applicable law, if TECHIT fails to perform its obligations under or is otherwise in breach of or default under this Agreement, the maximum liability of either or both of them in respect thereof shall be limited to an amount equal to the aggregate of all fees and expenses paid to them pursuant to this Agreement. The foregoing shall not limit any liability resulting from gross negligence, willful misconduct, violation of law or bad faith and shall not limit any duties or obligations that may exist.

8.	Notices

All notices, requests, demands and other communications provided for by this Agreement shall be in writing addressed to the parties at the address for such party first set forth above, and shall be transmitted by either facsimile (fax), personal or overnight courier delivery or by certified mail. All notices, etc. shall be deemed given when received by the party to whom it is addressed.

9. Successors and Assignees
This Agreement shall inure to the benefit of, and be binding upon, each the Company and TECHIT and their respective successors and assignees. Neither party may assign its rights and/or obligations under this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld or delayed, and which shall not be withheld in connection with a sale or change of control transaction as to any deemed assignment that results therefrom.

10. Applicable Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California as if the contract were performed wholly within the state.

11.            Amendments

No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any party therefrom shall be effective unless in writing signed by the parties hereto, and, in any event, shall be effective only in the specific instance and for the specific purpose for which given.

12.            No Waiver; Cumulative Remedies

No failure or delay on the part of either party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

13.            Headings

Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

14.            Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

15.            Waiver of Jury Trial

Each of the parties to this Agreement hereby waives its right to a jury trial with respect to any claim, action, suit or proceeding made or brought by one of the parties against the others in connection with or arising under this Agreement.

16.            Independent Contractor Relationship

TECHIT shall serve as an independent contractor to the Company pursuant to the terms and conditions of this Agreement. This Agreement does not create and shall not be construed to create a relationship of principal and agent, joint venturer, co-partners, employer and employee, master and servant or any similar relationship between TECHIT and the Company, and the parties hereto expressly deny the existence of any such relationship.

17.            Entire Agreement

This Agreement incorporates the entire understanding of the parties, and amends and supersedes all prior agreements of the parties, with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SIGNATURES

Mirror Me, Inc.

/S/ Luz Vazquez
Luz Vazquez
President

TechiT Marketing Group, Inc.

/S/ Ryan Faught
Ryan Faught
President